Exhibit 5.1

76 South Main Street Akron, OH 44308

Robert P. Reffner Vice President and General Counsel

December 13, 2016

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308-1890

Re:	Prospectus supplement dated December 13, 2016 to Registration Statement on Form S-3ASR of FirstEnergy Corp. (333-204422) in connection with FirstEnergy Corp.’s contribution of 16,097,875 shares of common stock to the FirstEnergy System Master Retirement Trust (the “Trust”)

Ladies and Gentlemen:

I am Vice President and General Counsel of FirstEnergy Service Company, and have acted as counsel to its affiliate, FirstEnergy Corp., an Ohio corporation ( “FirstEnergy”), in connection with the registration for resale from time to time on a delayed or continuous basis under the Securities Act of 1933, as amended (the “Securities Act”), of up to 16,097,875 shares of FirstEnergy’s common stock, par value $0.10 per share (the “Shares”), contributed by FirstEnergy to the Trust pursuant to that certain Contribution Agreement, dated as of December 13, 2016 (the “Contribution Agreement”), between FirstEnergy and State Street Bank and Trust Company, as independent fiduciary and investment manager of a segregated account in the Trust. The Trust may offer the Shares for resale pursuant to the prospectus dated May 22, 2015 (the “Prospectus”) contained in FirstEnergy’s Registration Statement on Form S-3ASR (File No. 333-204422) (the “Registration Statement”), as supplemented by the prospectus supplement thereto dated December 13, 2016 (the “Prospectus Supplement”) and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act.

In connection with this opinion, I, or persons under my supervision or control, have reviewed originals or copies, certified or otherwise identified to my satisfaction, of (a) the Registration Statement, including the Prospectus and Prospectus Supplement, (b) the Contribution Agreement, (c) FirstEnergy’s Amended Articles of Incorporation, including any amendments thereto, (d) FirstEnergy’s Amended Code of Regulations, including any amendments thereto, (e) the proceedings of the Board of Directors of FirstEnergy and the Special Committee thereof authorizing and approving the terms and issuance of the Shares and contribution thereof, and (f) such other instruments, certificates, records and documents and such certificates or comparable documents of public officials and of officers and representatives of FirstEnergy, and have reviewed such questions of law, as I, or persons under my supervision or control, have deemed necessary or appropriate for purposes of this opinion. In such review, I, or persons under my supervision or control, have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to the original documents of all documents submitted as copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, I am of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.

The opinion set forth herein is qualified in its entirety and subject to the following:

A. This letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. I undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any future changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to FirstEnergy or any other person or any other circumstance.

B. I am a member of the Bar of the State of Ohio, and for purposes of this letter, I express no opinion herein as to the application or effect of the laws of any jurisdiction other than the laws of the State of Ohio.

I consent to the filing of this opinion as an exhibit to the Current Report on Form 8-K of FirstEnergy dated the date hereof and incorporated by reference into the Registration Statement and to the use of my name in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

[Signature page follows]

Very truly yours,

/s/ Robert P. Reffner
Robert P. Reffner
Vice President and General Counsel